Exhibit 3.1 (li)

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 7335813

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

HAMSARD 3222 LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

COTT ACQUISITIONS LIMITED

Given at Companies House on 11th August 2010

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 7335813

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

COTT ACQUISITIONS LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

COTT ACQUISITION LIMITED

Given at Companies House on 13th August 2010